Exhibit 10.25

MCMORAN EXPLORATION CO.

Form of

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE 2001 STOCK INCENTIVE PLAN

AGREEMENT dated as of ______________, 20__ (the “Grant Date”), between McMoRan Exploration Co., a Delaware corporation (the “Company”), and ______________ (the “Participant”).

1.

Pursuant to the McMoRan Exploration Co. 2001 Stock Incentive Plan (the “Plan”), the Participant is hereby granted effective the Grant Date ___________ restricted stock units (“Restricted Stock Units” or “RSUs”) on the terms and conditions set forth in this Agreement and in the Plan.

(a)

Defined terms not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

(b)

Subject to the terms, conditions, and restrictions set forth in the Plan and herein, each RSU granted hereunder represents the right to receive from the Company, on the respective scheduled vesting date for such RSU set forth in Section 2(a) of this Agreement or on such earlier date as provided in Section 2(b) of this Agreement or Section 6(b) of this Agreement (the “Vesting Date”), one share (a “Share”) of common stock of the Company (“Common Stock”), free of any restrictions, all amounts notionally credited to the Participant’s Dividend Equivalent Account (as defined in Section 4 of this Agreement) with respect to such RSU, and all securities and property comprising all Property Distributions (as defined in Section 4 of this Agreement) deposited in such Dividend Equivalent Account with respect to such RSU.

(c)

As soon as practicable after the Vesting Date for any RSUs granted hereunder, the Participant shall receive from the Company one or more stock certificates for the number of Shares to which the vested RSUs relate, free of any restrictions, a cash payment for all amounts notionally credited to the Participant’s Dividend Equivalent Account with respect to such vested RSUs (unless the receipt of such Shares and amounts has been deferred by the Participant pursuant to the provisions of Section 5(a) of this Agreement), and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account with respect to such vested RSUs.

2.

The RSUs granted hereunder shall vest in installments as follows:

Scheduled Vesting Date

Number of RSUs

(a)

Notwithstanding Section 2(a) of this Agreement, at such time as there shall be a Change in Control of the Company, all unvested RSUs shall be accelerated and shall immediately vest.

(b)

Until the respective Vesting Date for an RSU granted hereunder, such RSU, all amounts notionally credited in any Dividend Equivalent Account related to such RSU, and all securities or property comprising all Property Distributions deposited in such Dividend Equivalent Account related to such RSU shall be subject to forfeiture as provided in Section 6 of this Agreement.

3.

Except as provided in Section 4 of this Agreement, an RSU shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) in any Share until the RSU shall vest and the Participant shall be issued a certificate for the Share to which such RSU relates nor in any securities or property comprising any Property Distribution deposited in a Dividend Equivalent Account related to such RSU until such RSU vests.

4.

From and after the Grant Date of an RSU until the issuance of a certificate for the Share payable in respect of such RSU, the Participant shall be credited, as of the payment date therefor, with (i) the amount of any cash dividends and (ii) the amount equal to the Fair Market Value of any Shares, Subsidiary securities, other securities, or other property distributed or distributable in respect of one share of Common Stock to which the Participant would have been entitled had the Participant been a record holder of one share of Common Stock at all times from the Grant Date to such issuance date (a “Property Distribution”).  All such credits shall be made notionally to a dividend equivalent account (a “Dividend Equivalent Account”) established for the Participant with respect to all RSUs granted hereunder with the same Vesting Date.  All credits to a Dividend Equivalent Account for the Participant shall be notionally increased by the Account Rate (as hereinafter defined), compounded quarterly, from and after the applicable date of credit until paid in accordance with the provisions of this Agreement.  The “Account Rate” shall be the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. or by another major national bank headquartered in New York, New York designated by the Committee.  The Committee may, in its discretion, deposit in the Participant’s Dividend Equivalent Account the securities or property comprising any Property Distribution in lieu of crediting such Dividend Equivalent Account with the Fair Market Value thereof.

5.

Notwithstanding the provisions of Section 1(d) of this Agreement, if, one year prior to the Vesting Date for any RSUs, the Participant shall so elect in accordance with procedures established by the Committee, all or a portion of the Shares issuable to the Participant upon the vesting of such RSUs and all or a portion of the amounts notionally credited in the Dividend Equivalent Account related to such RSUs shall not be distributed on the Vesting Date but shall be deferred and paid in one or more periodic installments, not in excess of ten, beginning at such time or times elected by the Participant; provided, however, that the deferral period shall end no later than three months after the date (the “Termination Date”) that the Participant ceases for any reason to be an Eligible Individual (“Termination”) for any reason other than the Participant’s Disability or Retirement and shall end three years after the Termination Date if the Participant’s Termination occurs by reason of the Participant’s Disability or Retirement.  In the event of any Termination, a distribution of all amounts due hereunder shall be made in full to the Participant or his or her designated beneficiary as soon as administratively possible following the date the Participant is scheduled to receive a distribution hereunder.  All securities or property comprising Property Distributions deposited in such Dividend Equivalent Account related to such RSUs shall, however, be distributed to the Participant as soon as practicable after the Vesting Date for such RSUs, irrespective of such deferral election.

(a)

The provisions of Section 4 shall continue to apply to all such vested RSUs and all such credited amounts subject to a deferral election until paid in accordance with the provisions of this Agreement; provided, however, in the event that the Committee determines in its discretion to distribute the securities or property comprising a Property Distribution paid on or after the Vesting Date for such vested RSUs in lieu of crediting the Dividend Equivalent Account with respect to such vested RSUs with the Fair Market Value thereof, such securities or property shall not be deposited in such Dividend Equivalent Account but shall instead be distributed directly to the Participant.

6.

Except as set forth in Section 6(b) of this Agreement, all unvested RSUs provided for in this Agreement, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall immediately be forfeited when the Participant ceases to be an Eligible Individual.  In the event of a sale by the Company of its equity interest in a Subsidiary following which such entity is no longer a Subsidiary of the Company, persons who continue to be employed by such entity following such sale shall cease to be Eligible Individuals for purposes of the Plan and this Agreement.

(a)

Notwithstanding the foregoing, if the Participant ceases to be an Eligible Individual by reason of the Participant’s death, Disability, or Retirement, all the unvested RSUs granted hereunder, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date.  In the event that the Participant ceases to be an Eligible Individual by reason of the Participant’s Termination by his employer or principal without Cause, the Committee or any person to whom the Committee has delegated authority may, in its or his sole discretion, determine that all or any portion of the unvested RSUs granted hereunder, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall vest as of the Participant’s Termination Date.

7.

The RSUs granted hereunder, any amounts notionally credited in the Participant’s Dividend Equivalent Accounts, and any securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts are not transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code.

8.

All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, 1615 Poydras Street, New Orleans, Louisiana  70112, addressed to the attention of the Secretary; and, if to the Participant, shall be delivered personally or mailed to the Participant at the address on file with the Company.  Such addresses may be changed at any time by notice from one party to the other.

9.

This Agreement is subject to the provisions of the Plan.  The Plan may at any time be amended by the Board, except that any such amendment of the Plan that would materially impair the rights of the Participant hereunder may not be made without the Participant’s consent.  The Committee may amend this Agreement at any time in any manner not inconsistent with the terms of the Plan, including, without limitation, to change the date or dates as of which the RSUs granted hereunder vest.  Notwithstanding the foregoing, no such amendment may materially impair the rights of the Participant hereunder without the Participant’s consent.  Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Participant.

10.

The Participant is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the vesting of any RSU granted hereunder or the payment of any securities, cash, or property hereunder, in accordance with procedures established by the Committee, as a condition to receiving any certificates for securities, cash payments, or property resulting from the vesting of any RSU or otherwise.

11.

Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment relationship with the Company or any of its Subsidiaries at any time.

12.

As used in this Agreement, the following terms shall have the meanings set forth below.

(a)

“Cause” shall mean any of the following: (i) the commission by the Participant of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Participant in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Participant of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Participant to carry out a directive of his superior, employer or principal, or (v) the breach of the Participant of the terms of his engagement.

(b)

“Change in Control” shall mean the earliest of the following events:  (i) any person or any two or more persons acting as a group, and all affiliates of such person or persons, shall acquire beneficial ownership of more than 25% of all classes and series of the Company’s outstanding stock (exclusive of stock held in the Company’s treasury or by the Company’s Subsidiaries), taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends) pursuant to a tender offer, exchange offer, purchase or other acquisition or series of purchases or other acquisitions, or any combination of those transactions (a “25% Stock Acquisition”); provided, however, that any 25% Stock Acquisition shall not constitute a Change in Control if all of the acquiring persons enter into a standstill agreement with the Company in a form approved by the Board and a majority of the members of the Board at the time of such approval were also members of the Board immediately prior to the 25% Stock Acquisition, or (ii) there shall be a change in the composition of the Board at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a “Transaction”), such that (A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the board of directors of the corporation that shall thereafter be in control of the companies that were parties to or otherwise involved in such Transaction or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction.

(c)

“Disability” shall mean long-term disability, as defined in the Company’s long-term disability plan.

(d)

“Fair Market Value” shall, with respect to a share of Common Stock, a Subsidiary security, or any other security, have the meaning set forth in the McMoRan Exploration Co. 2001 Stock Incentive Plan Policies of the Committee, and, with respect to any other property, mean the value thereof determined by the board of directors of the Company in connection with declaring the dividend or distribution thereof.

(e)

“Retirement” shall mean early, normal or deferred retirement of the Participant under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Participant that is deemed by the Committee or its designee to constitute a retirement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month, and year first above written.

MCMORAN EXPLORATION CO.

By:

____________________________________

____________________________________

(Participant)

____________________________________

(Street Address)

____________________________________

(City)  (State)   (Zip Code)